As filed with the Securities and Exchange Commission on July 17, 2003
Registration No. 333-32172

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Manugistics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1469385 (I.R.S. employer identification number)

MANUGISTICS GROUP, INC.
9715 Key West Avenue
Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 255-5000
(Registrant’s telephone number, including area code)

1999 Employee Stock Option Grant to Gregory J. Owens,
Chief Executive Officer and President

1999 Employee Stock Option Grant to Richard F. Bergmann,
Executive Vice President

1999 Employee Stock Option Grant to Terrence A. Austin,
Executive Vice President
(Full title of the plans)

Gregory J. Owens
Chief Executive Officer and Chairman of the Board
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Timothy T. Smith,
Senior Vice President and General Counsel
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
	Title of		Maximum	Maximum
	Securities	Amount	Offering	Aggregate	Amount of
	to be	to be	Price	Offering	Registration
Name of Plan	Registered	Registered	Per Share (1)	Price (1)	Fee (1)(2)

Option Grants to Owens, Bergmann,and Austin	Common Stock, par $0.02	3,599,500	N/A	N/A	N/A

(1)	The Registrant previously registered 3,730,000 shares of Common Stock, such number of shares being subject to anti-dilution adjustment under the relevant stock option agreements. Pursuant to General Instruction E to Form S-8, the Registrant hereby registers an additional 3,599,500 shares to reflect a two-for-one stock split completed on December 7, 2000 less the 130,500 shares (on a pre-split basis) issued before the split occurred. The Registration Statement also covers an indeterminate number of additional shares that may be necessary to adjust the above-referenced Grants as the result of any future stock split, stock dividend, or similar transactions of the Registrant’s outstanding stock.

(2)	The Registrant previously paid the registration fee in connection with the registration of 3,730,000 shares (and other shares) on March 10, 2000, at the time of filing of the Registrant’s Registration Statement on Form S-8 (File No. 333-32172). No additional fee is required to be paid in accordance with Rule 416 of the Securities Act of 1933.

INCORPORATION BY REFERENCE

     The contents of the previously-filed Registration Statement on Form S-8, filed with the Securities and Exchange Commission on March 10, 2000, are incorporated by reference herein as they relate to the option grants to Gregory Owens, Richard Bergmann, and Terrence Austin (the “Grants”).

AMENDMENT TO REFLECT SPLIT

     This Amendment is filed in accordance with Rule 416(b) under the Securities Act of 1933 to reflect the additional shares of Common Stock authorized for issuance under the Grants as a result of adjustments for the 2 for 1 stock split, which occurred in December 2000. The number indicated in the table is reduced (on a split-adjusted basis) by the number of shares issued under option exercise between the original registration date and the record date for the split. Pursuant to Rule 416(a) under the Securities Act of 1933, this Amendment also covers an indeterminate number of shares that may be issued in respect of stock splits, stock dividends, and similar transactions in the future. The Registrant notes that Mr. Bergmann and Mr. Austin are no longer employed by the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 17th day of July, 2003.

MANUGISTICS GROUP, INC

By: /s/ Gregory J. Owens Gregory J. Owens Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Owens Gregory J. Owens	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 17, 2003

* Raghavan Rajaji	Executive Vice President and and Chief Financial Officer (Principal Financial Officer)	July 17, 2003

/s/ Jeffrey T. Hudkins Jeffrey T. Hudkins	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	July 17, 2003

* J. Michael Cline	Director	July 17, 2003

* Joseph H. Jacovini	Director	July 17, 2003

* Thomas A. Skelton	Director	July 17, 2003

* Lynn C. Fritz	Director	July 17, 2003

* William G. Nelson	Director	July 17, 2003

William H. Janeway	Director	July , 2003

*By: /s/ Gregory J. Owens Gregory J. Owens, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Dilworth Paxson LLP, as to the legality of the securities being registered
23.1	Consent of Deloitte and Touche LLP
23.2*	Consent of Dilworth Paxson LLP
24 **	Power of attorney

*	Included in Exhibit 5.
**	Included in the signature page to the initial Form S-8